Filed pursuant to Rule 424(b)(3)

Registration No. 333-273830

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated May 10, 2024)

PSQ HOLDINGS, INC.

This prospectus supplement updates and supplements the prospectus dated May 10, 2024 (as may be further supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (File No. 333-273830).

This prospectus supplement is being filed to update and supplement the Prospectus with the information contained in our Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on August 14, 2024 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to 11,450,000 shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that may be issued upon exercise of 5,750,000 Public Warrants (as defined herein) to purchase Class A Common Stock issued as part of the Units (as defined herein) in our IPO (as defined herein) and 5,700,000 Private Warrants (as defined herein) to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock. In addition, the Prospectus and this prospectus supplement also relate to the offer and sale, from time to time, by the selling security holders identified in the Prospectus of (i) up to 4,312,500 shares of Class A Common Stock currently outstanding, or the Colombier Sponsor Shares (as defined herein), (ii) up to 5,700,000 Private Warrants and (iii) up to 5,700,000 shares of Class A Common Stock issuable upon the exercise of Private Warrants.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is required to be delivered with this prospectus supplement. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our shares of Class A Common Stock and warrants to purchase Class A Common Stock (the “Warrants”) are listed on The New York Stock Exchange under the symbols “PSQH” and “PSQH.WS”, respectively. On August 13, 2024, the closing price of our Class A Common Stock was $2.69 per share and the closing price of our Warrants was $0.30 per Warrant.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 14, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2024

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Contract

On August 13, 2024, PSQ Holdings, Inc. (the “Company” or “PSQ”) entered into a convertible note purchase agreement (“Convertible Note Purchase Agreement”) for the purchase of $10,000,000 of 9.75% convertible notes (the “Private Placement Notes”) by Fountain Ripple V, LLC, an affiliate of a PSQ board member (the “Note Purchaser”).

The Note Purchaser also entered into a registration rights agreement (the “Private Placement Registration Rights Agreement”) with the Company, pursuant to which, among other things, the Company will be obligated to file a registration statement to register the resale of the shares issuable upon conversion of the Private Placement Notes (the “Private Placement Note Securities”) within a certain period after the closing of the Convertible Note Purchase Agreement, upon demand by holders of a majority of the registrable securities. The Private Placement Registration Rights Agreement also provides for certain additional demand registration and “piggy-back” registration rights, subject to certain requirements and conditions.

The Note Purchaser also entered into lock-up agreements pursuant to which it will be subject to trading restrictions and restrictions against selling short or hedging PSQ securities for a period of 12 months after the closing of the Convertible Note Purchase Agreement (the “Note Purchaser Lock-Up Agreement”).

The foregoing description of the Convertible Note Purchase Agreements, Private Placement Notes, Private Placement Registration Rights Agreement, and Note Purchaser Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms of Convertible Note Purchase Agreement, Private Placement Notes, Private Placement Registration Rights Agreement, and Note Purchaser Lock-Up Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 4.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 14, 2024, the Company issued a press release announcing the entry into the Convertible Note Purchase Agreement and the issuance of the Private Placement Notes. The press release is attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

All statements in the press release, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s other filings with the Securities and Exchange Commission (the “SEC”) for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Private Placement 9.75% Convertible Note
10.1	Note Purchase Agreement, dated as of August 13, 2024, by and between PSQ Holdings, Inc. and Fountain Ripple V, LLC
10.2	Private Placement Registration Rights Agreement, by and between PSQ Holdings, Inc. and Fountain Ripple V, LLC
10.3	Private Placement Note Purchaser Lock-Up Agreement, by and between PSQ Holdings, Inc. and Fountain Ripple V, LLC
99.1	Press Release, dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: August 14, 2024	By:	/s/ James M. Giudice
	Name:	James M. Giudice
	Title:	Chief Legal Officer and General Counsel

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Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Issue Date: August 13, 2024

Conversion Price (subject to adjustment herein): $4.63641

$10,000,000.00

9.75% CONVERTIBLE NOTE

DUE August 13, 2034

THIS 9.75% CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 9.75% Convertible Notes of PSQ Holdings, Inc., a Delaware corporation (the “Company”), designated as its 9.75% Convertible Note due August 13, 2034 (the “Note” and, collectively with all of the other Company convertible notes issued as of the Issue Date (and any replacement or substitutes therefor) pursuant to the Note Purchase Agreement, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to FOUNTAIN RIPPLE V, LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of Ten Million Dollars ($10,000,000.00) on August 13, 2034 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

“Call” shall have the meaning set forth in Section 6(b).

“Call Amount” means the sum of (a) (i) on an Call Date occurring after the Issue Date and on or before the first anniversary of the Issue Date, 120% of the then outstanding principal amount of this Note, (ii) on an Call Date occurring after the first anniversary and on or before the second anniversary of the Issue Date, 105% of the then outstanding principal amount of the Note and (iii) on an Call Date occurring after the second anniversary of the Issue Date, the then outstanding principal amount of the Note and (b) accrued but unpaid interest and other amounts due in respect of the Note.

“Call Date” shall have the meaning set forth in Section 6(b).

“Call Notice” shall have the meaning set forth in Section 6(b).

“Call Notice Date” shall have the meaning set forth in Section 6(b).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion or exercise of the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the board of directors of the Company (the “Board of Directors”) which is not approved by a majority of those individuals who are members of the Board of Directors on the Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

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“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all amounts owing to the Holder in respect of this Note, (c) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the this Note are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the this Note, (e) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (f) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (g) the applicable Holder is not in possession of any information provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” shall mean a transaction in which (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Issue Date” means the Closing Date, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of August 13, 2024, among the Company and the Investors signatory thereto, as amended, modified or supplemented from time to time in accordance with its terms.

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“Note Register” shall have the meaning set forth in Section 2(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Conversion” shall have the meaning set forth in Section 6(a).

“Optional Conversion Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Period” shall have the meaning set forth in Section 6(a).

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Note Purchase Agreement, among the Company, the Investors and the other parties thereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Conversion Shares by each Holder as provided for in the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Significant Subsidiary” shall have the meaning set form in Rule 1-02(w) of Regulation S-X.

“Specified Courts” shall have the meaning set forth in Section 9(i).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any successors to any of the foregoing.

“VWAP” means the daily volume weighted average price of the Common Stock as of a given date (or the nearest preceding date) on the NYSE or any other Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), which, for the avoidance of doubt, shall be equivalent to the average price across all recorded trades in Bloomberg during applicable Trading Days.

Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 9.75% per annum (the “Interest Rate”), payable (i) on a monthly basis on the first business day of each month, beginning on the first such date after the Issue Date, on (ii) each Call Date (as to the then outstanding principal amount of the Note as of such Call Date) and (iii) on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash; provided, however, that the Interest Rate hereunder shall be subject to automatic adjustment as set forth in Section 2(b).

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b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Issue Date until payment in full of the outstanding principal or issuance of Conversion Shares, as applicable, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Note Purchase Agreement.

c) Prepayment. Except as otherwise set forth in this Note, the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Note Purchase Agreement and may be transferred or exchanged only in compliance with the Note Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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b) Conversion Price. The initial “Conversion Price” is $4.63641. The Conversion Price shall automatically equitably adjust, from time to time, for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus accrued and unpaid interest by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

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v. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Note Purchase Agreement) be issuable upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

Section 5. RESERVED.

Section 6. Optional Conversion and Call Right.

a) Optional Conversion at Election of Company. Subject to the provisions of this Section 6(a), at any time the Company may, at its election and sole discretion, deliver a notice to the Holder (an “Optional Conversion Notice” and the date such notice is deemed delivered hereunder, the “Optional Conversion Notice Date”) of its irrevocable election to convert some or all of the then outstanding principal amount and accrued but unpaid interest and other amounts due in respect of the Note on the fifth Trading Day following the Optional Conversion Notice Date (such date, the “Optional Conversion Date”, such five Trading Day period, the “Optional Conversion Period” and such conversion, the “Optional Conversion”). The Company may only effect an Optional Conversion if (1) the daily VWAP of the Common Stock exceeds one hundred and forty percent (140%) of the Conversion Price on (i) each of at least ten (10) consecutive Trading Days during the twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the Optional Conversion Notice Date for such Optional Conversion; and (ii) the Trading Day immediately before such Optional Conversion Notice Date; and (2) each of the Equity Conditions shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Conversion Notice Date through to the Optional Conversion Date. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Conversion Period, then the Holder may elect to nullify the Optional Conversion Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met, in which case the Optional Conversion Notice shall be null and void, ab initio. The Company shall not be obligated to honor a Notice of Conversion tendered after the time of delivery of an Optional Conversion Notice. For the avoidance of doubt, Sections 4(b), (c) and (d) apply to the Optional Conversion pursuant to this Section 6(a).

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b) Call Right. Notwithstanding anything herein to the contrary, at any time the Company may, at its election and sole discretion, deliver a written notice to the Holder (a “Call Notice” and the date such notice is delivered to the Holder, the “Call Notice Date”) to call (“Call”) all, or any portion, of the Note for a cash purchase price equal to the Call Amount, it being agreed that payment of the Call Amount shall occur on the third Trading Day following the Call Notice Date (such third Trading Day, the “Call Date”). Any Call shall be applied ratably to all Holders based on their initial purchases of Notes pursuant to the Note Purchase Agreement, provided that any voluntary conversions by a Holder shall be applied against the Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly called hereunder if only a portion of this Note is forcibly called. The Holder may elect to convert the outstanding principal amount of the Note pursuant to Section 4 prior to actual payment in cash for any Call under this Section 6 by the delivery of a Notice of Conversion to the Company.

c) Call Procedure. If any portion of the payment pursuant to a Call shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full.

Section 7. Subordinated Obligation.

a) The rights of the Holder under this Note shall be subject to and subordinate to the rights of the holders of any secured indebtedness of the Company.

b) The rights of trade creditors of the Company under trade payables incurred in the ordinary course of business shall be subject to and subordinate to the rights of the Holder under this Note.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on an Interest Payment Date, a Conversion Date or the Maturity Date or by acceleration or otherwise), which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below), which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

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iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the Company or any subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or any Optional Conversion Date pursuant to Section 6(a) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

x. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

xii. a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no failure to satisfy the Equity Conditions or as to whether any Event of Default has occurred.

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b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

b) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to: PSQ Holdings, Inc. 250 S Australian Avenue Suite 1300 West Palm Beach, FL 33401 Attn: Michael Seifert Email: michael@publicsq.com with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW Suite 900
Washington, D.C. 20001
Attn: Jonathan Talcott, Esq.
Email: jon.talcott@nelsonmullins.com

If to the Holder, to: The address set forth on the signature page hereto.

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

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c) Severability. In case any provision in this Note shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

d) Binding Effect; Assignment. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Note shall not be assigned by the Company by operation of Law or otherwise without the prior written consent of the Holder, and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. This Note shall not be assigned by the Holder by operation of Law or otherwise except in accordance with the terms of the Noteholder Lock-Up Agreement, dated as of the Issue Date, between the Company and the Holder.

e) No Third-Party Beneficiaries. This Note is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

f) Amendment; Waiver. This Note may be amended, supplemented or modified only by execution of a written instrument signed by the Company and the Holder and, except as otherwise required by applicable Law, without further action by the stockholders of any party.

g) Entire Agreement. This Note and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Note Purchase Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein.

h) Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Note by any party, money damages may be inadequate and the non-breaching parties may not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Note were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this Note and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Note, at law or in equity.

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i)   Governing Law; Jurisdiction. This Note shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions arising out of or relating to this Note (“Actions”) shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof)) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Note brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Note or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Note, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(b). Nothing in this Section 9(i) shall affect the right of any party to serve legal process in any other manner permitted by Law.

j)   Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(J).

k) Interpretation. The table of contents and the Article and Section headings contained in this Note are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Note. In this Note, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Note, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Note has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Note as a whole and not to any particular Section or other subdivision of this Note; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Note to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Note; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Note to a Person’s directors shall include any member of such Person’s governing body and any reference in this Note to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Note to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Company its stockholders under the Securities Act, the Exchange Act or DGCL, as then applicable, or its Governing Documents. The parties have participated jointly in the negotiation and drafting of this Note. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note.

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l)   Mutual Drafting. The parties acknowledge and agree that: (a) this Note and the Note Purchase Agreement are the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (b) each party and its counsel have reviewed and negotiated the terms and provisions of this Note (including any, exhibits and schedules attached hereto) and the Note Purchase Agreement and have contributed to their revision, (c) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Note or the Note Purchase Agreement and (d) neither the drafting history nor the negotiating history of this Note or the Note Purchase Agreement may be used or referred to in connection with the construction or interpretation thereof.

m) Counterparts. This Note may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Note or any signature page to this Note shall have the same validity and enforceability as an originally signed copy.

Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

PSQ Holdings, INC.

By:	/s/ Michael Seifert
Name:	Michael Seifert
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 9.75% Convertible Note due August 13, 2034 of PSQ Holdings, Inc., a Delaware corporation (the “Company”), into shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:____________

Account No:____________

Schedule 1

CONVERSION SCHEDULE

The 9.75% Convertible Notes due on August 13, 2034 in the aggregate principal amount of $10,000,000.00 are issued by PSQ Holdings, Inc. a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or Issue Principal Amount)	Company Attest

Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of August 13, 2024, is entered into between PSQ Holdings, Inc., a Delaware corporation (the “Company”), and each investor named on the signature pages hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Investors, and the Investors wish to purchase from the Company, convertible promissory notes in the form set forth on Exhibit A hereto (the “Notes”) in exchange for the consideration (the “Consideration”) set forth on the applicable Investor’s signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.2 “Lock-Up Agreement” means the Lock-Up Agreement, entered into on the date hereof, by and between the Company and the Investors, the form of which is attached hereto as Exhibit B.

1.3 “Note” means the promissory note issued to the Investor pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.4 “Note Securities” means the Notes, and the Shares underlying the Notes.

1.5 “Registration Rights Agreement” means the Registration Rights Agreement, entered into on the date hereof, by and among the Company and the other parties thereto, the form of which is attached hereto as Exhibit C.

1.6 “Securities Act” means the Securities Act of 1933, as amended.

1.7 “SEC Reports” means, collectively, each report filed by the Company with the SEC through the date of this Agreement.

2. Purchase and Sale of Note. In exchange for the Consideration paid by the Investor, the Company will sell and issue the Note to the Investor. The Note will have a principal balance equal to the Consideration paid by the Investor for such Note, as set forth on the Investor’s signature page hereto and will accrue interest as set forth under the terms of the Note.

3. Reserved.

4. Closing.

4.1 The closing of the sale of the Notes in return for the Consideration paid by the Investors (the “Closing” and the date thereof, the “Closing Date”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Investors agree upon orally or in writing. At the Closing, the Investors will deliver the Consideration to the Company and, in return therefor, the Company will deliver the Notes to the Investors.

4.2 The Company shall provide written notice (which may be via email) to Investors (the “Closing Notice”) that the Company reasonably expects the Closing to occur on a date specified in the notice (the “Scheduled Closing Date”), which Closing Notice shall contain the Company’s wire instructions. Prior to the Scheduled Closing Date (unless otherwise agreed to in writing by the Company), each Investor will make a wire transfer payment of United States dollars in immediately available funds in the full amount of the applicable portion of the Consideration of the Notes being purchased by such Investor. Upon the Closing, the Company shall deliver to the Investors the Notes, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or those incurred by Investor), in book-entry form as set forth in Section 4.3 below.

4.3 Promptly after the Closing, the Company shall deliver (or cause the delivery of) the Notes to the Investors in book-entry form with restrictive legends, as set forth in Section 9.11 below.

4.4 The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder; any such termination will occur solely pursuant to Section 9.7 below.

5. Closing Conditions.

5.1 The Closing is subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(a) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing;

(b) no governmental authority of competent jurisdiction with respect to the sale of the Note Securities shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(c) the Shares issuable upon exercise of the Notes shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance.

5.2 The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(a) all representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Investors of each of the representations, warranties and agreements of the Investors contained in this Agreement as of the Closing Date; and

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(b) Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing.

5.3 The obligations of the Investor to consummate the Closing are also subject to the satisfaction or valid waiver by the Investor of the additional conditions that, on the Closing Date:

(a) all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of such party contained in this Agreement as of the Closing Date; and

(b) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

6.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

6.2 All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into this Agreement and to issue the Notes at the Closing has been taken by the Company’s board of directors. This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

6.3 The shares of Class A common stock of the Company (the “Shares”) issuable upon conversion of the Notes have been duly authorized and, when issued and delivered to the Investor in accordance with the terms of the Notes, will be free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions imposed by applicable securities laws), and will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or applicable law.

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6.4 Assuming the accuracy of the Investor’s representations and warranties in Section 7, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions that are the subject of this Agreement in compliance herewith will be done in accordance with the rules of the NYSE, and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a (A) material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company or (B) materially affect the validity of the Notes or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Agreement (each, a “Material Adverse Effect”); (ii) any violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect.

6.5 Assuming the accuracy of the Investor’s representations and warranties in Section 7, in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement, it is not necessary to register the Notes under the Securities Act. The Notes (i) were not offered to the Investor by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

6.6 Except as disclosed in the SEC Reports, as of their respective dates, all reports filed or required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed as of the time of the execution of this Agreement, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. Except as disclosed in the SEC Reports or as would not have a Material Adverse Effect, the Company has timely filed with the SEC each SEC Report that the Company was required to file with the SEC. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

6.7 Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

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6.8 The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. As of the date hereof, and except as disclosed in the SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company by the NYSE or the SEC (and PSQH has not received any written notification of any intention by the NYSE or the SEC) to deregister such Shares or prohibit or terminate the listing of the Shares on the NYSE. The Company has taken no action intended to result in, or that would reasonably be expected to result in, the termination of the registration of such Shares under the Exchange Act.

6.9 The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement, including the issuance of the Notes (other than: (i) filings with the SEC; (ii) filings required by applicable state securities laws; (iii) those required by the NYSE, including with respect to obtaining approval of the Company’s stockholders; (iv) filings pursuant to applicable antitrust laws; and (v) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

7.1 The Investor has full power and authority (and, if the Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of the Investor or its governing board, trustee or any other person or entity, is required. This Agreement has been duly authorized, executed and delivered by the Investor, and when executed and delivered by the Investor, will constitute the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. If the Investor is a corporation, partnership, trust or other entity, the person signing this Agreement on behalf of such entity has been duly authorized to do so.

7.2 The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to the Investor, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents. The signature on this Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual the signatory has been duly authorized to execute the same, and this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms

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7.3 The Investor acknowledges that this Agreement is made in reliance upon the Investor’s representation to the Company, which the Investor confirms by executing this Agreement, that the Note Securities are being acquired for investment for the Investor’s own account, not as a nominee or agent (unless otherwise specified on the Investor’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any Note Securities. If other than an individual, the Investor also represents it has not been organized solely for the purpose of acquiring any of the Note Securities.

7.4 The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Notes. Without limiting the generality of the foregoing, the Investor acknowledges that, it has received and reviewed the SEC Reports. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Note Securities. The Investor has conducted its own investigation of the Company and the Note Securities, and the Investor has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Note Securities. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement. The Investor acknowledges that it has reviewed the documents made available to the Investor by the Company. The Investor further acknowledges that the information contained in the SEC Reports is subject to change, and that any changes to the information contained in the SEC Reports shall in no way affect the Investor’s obligations hereunder, except as otherwise provided herein.

7.5 The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Notes or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Reports.

7.6 The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Note Securities, including those set forth in the SEC Reports. The Investor is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note Securities, and the Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision. The Investor (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Note Securities. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Note Securities (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Investor is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Note Securities.

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7.7 The Investor is (x) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit D hereto, and (y) is acquiring the Note Securities only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Note Securities.

7.8 The Investor understands that the Note Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Note Securities will not be registered under the Securities Act. The Investor understands that the Note Securities may not be resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law) or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book entries representing the Note Securities delivered at the Closing shall contain a legend or restrictive notation to such effect. The Investor acknowledges that the Note Securities will not immediately be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Investor understands and agrees that the Note Securities, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily resell the Note Securities and may be required to bear the financial risk of an investment in the Note Securities for an indefinite period of time. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Note Securities. The Investor also understand and acknowledges that separate and apart from the foregoing, the Note Securities shall also be subject to the terms and restrictive trading provisions set forth in the Lock-Up Agreement during any such period as such restrictions remain in place in accordance with the terms of the Lock-Up Agreement.

7.9 The Investor acknowledges that, other than those representations, warranties, covenants and agreements of the Company included in this Agreement, there have been no representations, warranties, covenants and agreements made to the Investor by the Company, or any of its respective officers or directors or other representatives, expressly or by implication. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Note Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters.

7.10 The Investor understands that no public market now exists for the Note Securities and that the Company has made no assurances that a public market will ever exist for the Note Securities.

7.11 The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

7.12 The Investor, and its officers, directors, employees, agents, members or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Note or any other securities of the Company by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Investor acknowledges that neither the Company nor any other person offered to sell the Note Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

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7.13 If the Investor is an individual, the Investor resides in the state or province identified in the address shown on the Investor’s signature page hereto. If the Investor is a partnership, corporation, limited liability company, trust or other entity, the Investor’s principal place of business is located in the state or province identified in the address shown on the Investor’s signature page hereto.

7.14 If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Note Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Note Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, exchange, redemption, sale, or transfer of the Note Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Note Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction. The Investor acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Note Securities.

7.15 Neither the Investor, nor, to the extent it has them, any of its trustees, equity holders, managers, general or limited partners, directors, affiliates, trust beneficiaries or executive officers (collectively with Investor, and including, without limitation, Davis Pilot III, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of the Note Securities by the Investor will not subject the Company to any Disqualification Event.

7.16 The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not, (i) result in a violation of the organizational documents (including any trust documents) maybe of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor.

7.17 The Investor has, and on each date any portion of the aggregate Consideration for the Note would be required to be funded to the Company pursuant to this Agreement that occurs after the date of its execution will have, sufficient immediately available funds to pay the aggregate Consideration for the Note.

8. Further Agreements.

8.1 Registration Rights. The Investor shall have the registration rights set forth in the Registration Rights Agreement with regard to the Shares.

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9. Miscellaneous.

9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Investor. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.2 Choice of Law. This Agreement shall be construed and governed by the laws of the State of Delaware (and as applicable, the federal laws of the United States), without giving effect to its conflicts of law principles. Each of the Company and the Investor (each, a “Party” and, collectively, the “Parties”) hereby (i) irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware (and appellate courts thereof) (the “Specified Courts”) in connection with any litigation, dispute, claim, legal action or other legal proceeding (a “Proceeding”) arising out of or relating to this Agreement, (ii) waives and covenants not to and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that such Party is not subject personally to the jurisdiction of the Specified Courts, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by any Specified Court, (iii) agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Proceeding and (iv) agrees that any service of any process, summons, notice or document sent by U.S. registered mail to such Party’s address set forth on the applicable signature page of this Agreement shall be effective service of process for any Proceeding brought against such Party in any Specified Court. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

9.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address or other address as subsequently modified by written notice given in accordance with this Section 9.5).

9.6 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

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9.7 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of the mutual written agreement of each of the parties hereto to terminate this Agreement; or (b) written notice by either party to the other party to terminate this Agreement if the transactions contemplated by this Agreement are not consummated on or prior to August 30, 2024; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the termination of this Agreement in accordance with this Section 9.7, the Company shall cause any amount of Consideration previously deposited with the Company by the Investor to be promptly returned to Investor.

9.8 Entire Agreement; Amendments and Waivers. This Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Investor. Any waiver or amendment effected in accordance with this Section 9.8 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Note.

9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

9.10 Notices. All notices, consents and waivers under this Agreement shall be in writing and may be delivered in person, by email (with affirmative confirmation of receipt), by reputable, nationally recognized overnight courier service or by registered or certified mail, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice): (i) if to the Company, as set forth immediately below, and (iii) if to the Investor, to its address as set forth under its name on the signature page hereto.

If to PSQ, to:	with a copy (which will not constitute notice) to:

PSQ Holdings, Inc.	Nelson Mullins Riley & Scarborough LLP
250 S Australian Avenue	101 Constitution Ave, NW, Suite 900
Suite 1300	Washington, DC 20001
West Palm Beach, FL 33401	Attn: Jon Talcott
Attn: Michael Seifert	E-mail: jon.talcott@nelsonmullins.com
Email: michael@publicsq.com

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9.11 Legends.

(a) Legends. The Investor understands and acknowledges that the Note may bear the following legend:

THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

9.12 No Reliance. The Investor acknowledges that it is not relying upon any person, firm, corporation or member, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.

9.13 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Note and any agreements executed in connection herewith or therewith.

9.14 Independent Nature of Investor’s Obligations and Rights. Nothing contained herein, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor as part of any partnership, association, joint venture or any other kind of entity, or create a presumption that the Investor is in any way acting in concert or as a group with respect to the Investor’s obligations hereunder and the obligations of any other investor that a purchaser of securities of the Company offered contemporaneously herewith. The Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY:

PSQ HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Seifert
Name:	Michael Seifert
Title:	Chief Executive Officer

Address:

250 S Australian Avenue
Suite 1300
West Palm Beach, FL 33401

Email Address:

michael@publicsq.com

INVESTOR SIGNATURE PAGE TO THE NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Note Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Investor: Fountain Ripple V, LLC

Signature of Authorized Signatory of Investor:__________________________________________________

Name of Authorized Signatory: W. Davis Pilot III

Title of Authorized Signatory: Manager

Address for Notice to Investor:

_______________________________________________________________________________

_______________________________________________________________________________

Attention:_______________________________________________________________________

Email:___________________________________________________________________________

Telephone No.:____________________________________________________________________

Address for Delivery of Note to Investor (if not same as address for notice):

Consideration: $ 10,000,000.00

EIN Number:_________________________________

Exhibit A

Form of Note

Exhibit B

Form of Lock-Up Agreement

Exhibit C

Form of Registration Rights Agreement

Exhibit D

Accredited Investor Questionnaire

THIS QUESTIONNAIRE MUST BE ANSWERED FULLY AND RETURNED ALONG WITH YOUR COMPLETED NOTE PURCHASE AGREEMENT IN CONNECTION WITH YOUR PROSPECTIVE PURCHASE OF SECURITIES FROM PSQ HOLDINGS, INC. (THE “COMPANY”).

THE INFORMATION SUPPLIED IN THIS QUESTIONNAIRE WILL BE HELD IN STRICT CONFIDENCE. NO INFORMATION WILL BE DISCLOSED EXCEPT TO THE EXTENT THAT SUCH DISCLOSURE IS REQUIRED BY LAW OR REGULATION, OTHERWISE DEMANDED BY PROPER LEGAL PROCESS OR IN LITIGATION INVOLVING THE COMPANY AND ITS CONTROLLING PERSONS.

Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Joinder Agreement.

(1)	General Information Regarding Investor(s)

(a)	Name of Investor:

Additional Investor:
(i.e., Joint Tenant)

(b)	If a corporation or other entity,

type of entity (i.e., corporation,
partnership, trust, etc.)
and address of principal
place of business:

Telephone number:
Facsimile number:
E-Mail Address:

(c)	If individual, home address:

Telephone number:
Facsimile number:
E-Mail Address:

(d)	Taxpayer Identification No.
or Social Security No.:

(e)	Tax year end of Investor:

(f)	If a corporation or other entity,
nature of business:

(g)	If a corporation or other entity,
date and jurisdiction of formation:

(h)	If a corporation or other entity,
number of equity owners:

(2)	Information Regarding Corporate Officer or Other Authorized Person Executing This Questionnaire on Behalf of Investor (Complete as applicable)

Name:

Current position or title:

(3)	Financial Industry Regulatory Authority (“FINRA”) Affiliation.

Are you affiliated or associated with a member of FINRA (please check one):

YES	NO

If Yes, please describe:

_________________________________________________________

_________________________________________________________

_________________________________________________________

*If Investor is a Registered Representative with a member of FINRA, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA firm acknowledges receipt of the notice required by the Conduct Rules of FINRA.

_________________________________

Name of FINRA Member Firm

By: ______________________________

Authorized Officer

Date: ____________________________

(4)	Accredited Investor Status

The undersigned represents and warrants that he, she or it comes within at least one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse or spousal equivalent, presently exceeds $1,000,000.

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Investor’s primary home).

For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly.

Category B ___	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse or spousal equivalent in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

In determining individual “income,” the Investor should add to the Investor’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

Category C ___	The undersigned is a director or executive officer of the Company, which is issuing and selling the Securities.

Category D ___	The undersigned is a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”); a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors (describe entity).

Category E ___	The undersigned is a private business development company as defined in section 202(a) (22) of the Investment Advisors Act of 1940 (describe entity)

Category F ___	The undersigned is either an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000 (describe entity);

Category G ___	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ___	The undersigned is a natural person holding in good standing one or more professional certifications or designations or other credentials from an accredited educational institution that the Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

Category I ___	The undersigned is a natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of that Act;

Category J ___	The undersigned is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

Category K ___	The undersigned is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

Category L ___	The undersigned is a “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

Category M ___	The undersigned is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

Category N ___	The undersigned is a “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

Category O ___	The undersigned is an entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

Category P ___	The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Investor Questionnaire. (describe entity)

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the applicable closing in the event that the representations and warranties in this Investor Questionnaire shall cease to be true, accurate and complete.

(3)	Representations and Warranties of Investor

The undersigned individual, corporate officer or authorized person represents and warrants to the Company, as or on behalf of the undersigned, that (a) the information in the Note Purchase Agreement and Questionnaire is true, complete and accurate and may be relied upon by the Company; and (b) the undersigned will notify the Company immediately of any material change in such information occurring prior to the acceptance of undersigned’s receipt of the Note Securities. The undersigned understands that the representations contained in this Questionnaire are made hereby primarily for the purpose of qualifying the undersigned as an Accredited Investor. The undersigned hereby further represents and warrants that the information furnished in this Questionnaire is true and correct in all respects and that all documents attached by the undersigned to this Questionnaire are complete and correct as of the date hereof. The undersigned understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the undersigned for damages.

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The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Investor Questionnaire and such answers have been provided under the assumption that the Company will rely on them.

Individual

Date: ______________________
Name of Individual
(Please type or print)

Signature of Individual

Partnership, Corporation or
Other Entity

Date: ______________________
Print or Type Entity Name

By: Name:
Print or Type Name

Title:

Signature

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 13, 2024, by and among (i) PSQ Holdings, Inc., a Delaware corporation (the “Company”), and (ii) the undersigned parties listed as “Investors” on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on August 13, 2024, the Company and the Investors have entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which, upon the Closing (as defined in the Note Purchase Agreement), the Investor agreed to purchase newly issued notes (the “Notes”), which are convertible into shares of Company Class A common stock under certain circumstances as outlined in the Note Purchase Agreement (“Conversion Shares”); and

WHEREAS, the parties desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of the Conversion Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Note Purchase Agreement. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

“Company” is defined in the preamble to this Agreement, and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Class A Common Stock” means shares of Class A common stock, par value $0.0001 per share, of the Company, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Holder” means any holder of Registrable Securities.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement and the Lock-Up Agreement, as applicable.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” means the lock-up agreement, entered into by the Company and certain security holders and/or creditors of the Company, pursuant to which such security holders and creditors agreed not to transfer the Conversion Shares, as applicable, for a certain period of time after the Closing.

“Losses” is defined in Section 4.1.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the Conversion Shares. Registrable Securities also include any warrants, capital shares or other securities of the Company issued as a dividend, split or other distribution with respect to or in exchange for or in replacement of the foregoing securities or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Company Class A Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities have been sold to, or through, a broker, dealer or underwriter in a public offering pursuant to the U.S. or applicable state blue-sky securities laws; (c) such securities have been sold without registration pursuant to Rule 144 or another exemption from registration; (d) all such securities are eligible for resale under Rule 144 or another exemption from registration during a 90-day period without volume or manner of sale restrictions; or (e) such securities shall have ceased to be outstanding. Notwithstanding anything to the contrary contained herein, a Person shall be deemed to be an “Investor holding Registrable Securities” (or words to that effect) under this Agreement only if they are an Investor or a transferee of the applicable Registrable Securities (so long as they remain Registrable Securities) of any Investor permitted under this Agreement and the Lock-Up Agreement, as applicable.

“Registration Statement” means a registration statement filed by the Company with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Short Form Registration” is defined in Section 2.3.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to Section 2.4, at any time and from time to time after the Closing, Investors holding (as individual record owners or in street name) at least a majority-in-interest of the Registrable Securities then issued and outstanding may make a written demand for registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Within ten (10) days following receipt of any request for a Demand Registration, the Company will notify all other Investors holding Registrable Securities of the demand, and each Investor holding Registrable Securities who wishes to include all or a portion of such Investor’s Registrable Securities in the Demand Registration (each such Investor including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within ten (10) days after the receipt by the Investor of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1, and the Company shall effect, as soon thereafter as practicable, but not more than ninety (90) days immediately after the Company’s receipt of the Demand Registration, the filing of a Registration Statement registering all Registrable Securities requested by the Demanding Holders pursuant to such Demand Registration. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities. Notwithstanding anything in this Section 2.1 to the contrary, the Company shall not be obligated to effect a Demand Registration under this Agreement, (i) if a Piggy-Back Registration had been available to the Demanding Holder(s) within the one hundred twenty (120) days preceding the date of request for the Demand Registration, (ii) within sixty (60) days after the effective date of a previous registration effected with respect to the Registrable Securities pursuant this Section 2.1, or (iii) during any period (not to exceed one hundred eighty (180) days) following the closing of the completion of an offering of securities by the Company if such Demand Registration would cause the Company to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering.

2.1.2 Effective Registration. Notwithstanding the provision of subsection 2.1.1 above or any other part of this Agreement, a Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective by the SEC; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days after such removal, recission or termination, of such election; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed pursuant to a Demand Registration becomes effective or is terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so elect and advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such Underwritten Offering and the inclusion of such Demanding Holder’s Registrable Securities in the Underwritten Offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by a majority-in-interest of the Investors initiating the Demand Registration and reasonably acceptable to the Company.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering, in good faith, advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Company Class A Common Stock or other securities which the Company desires to sell and the shares of Company Class A Common Stock or other securities, if any, as to which Registration by the Company has been requested pursuant to written contractual piggy-back registration rights held by other security holders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)), that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Company Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Company Class A Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities. In the event that the Company securities that are convertible into shares of Company Class A Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such the Company securities on an as-converted to Company Class A Common Stock basis.

2.1.5 Withdrawal. A Demanding Holder may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement. If a majority-in-interest of the Demanding Holders disapprove of the terms of any Underwritten Offering or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.1.6 Demand Registration Priority. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the majority-in-interest of the Demanding Holders. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the majority-in-interest of the Demanding Holders therein, without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities (i) first, the number of Registrable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder, and (ii) second, any other securities with respect to which the Company has granted registration rights in accordance with Section 6.1 hereof requested to be included in such registration, pro rata among the respective Holders thereof on the basis of the amount of such securities requested to be included therein by each such Holder. Without the consent of the Company and the Majority Participating Holders included in such registration, any Persons other than Holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the expenses.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time after the Closing the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for security holders of the Company for their account (or by the Company and by security holders of the Company including a Demand Registration pursuant to Section 2.1), other than a Registration Statement: (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to Investors holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date or confidential submission date, which notice shall describe the amount and type of securities to be included in such Registration or offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by the Company or another Demanding Holder, the Company shall use its best efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Investors holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering, in good faith, advises the Company and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of shares of Company Class A Common Stock or other the Company securities which the Company desires to sell, taken together with the shares of Company Class A Common Stock or other the Company securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Company Class A Common Stock or other the Company securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of the Company, exceeds the Maximum Number of Securities, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (i) first, the shares of Company Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Company Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a Demand Registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the shares of Company Class A Common Stock or other securities for the account of the Demanding Holders, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Company Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Company Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities; and

(c) If the registration is a Demand Registration undertaken at the demand of Persons other than Demanding Holders under Section 2.1: (i) first, the shares of Company Class A Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Company Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Company Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons (other than this Agreement) that can be sold without exceeding the Maximum Number of Securities.

In the event that the Company securities that are convertible into shares of Company Class A Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such the Company securities on an as-converted to Company Class A Common Stock basis.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. In connection with Section 2.2, the Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.3 Short Form Registrations. After the Closing, subject to Section 2.4, Investors holding Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time and applicable to such Investor’s Registrable Securities (“Short Form Registration”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other Investors holding Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Investors joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available to the Company for such offering; or (ii) if Investors holding Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $10,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 Restriction of Offerings. Notwithstanding anything to the contrary contained in this Agreement, an Investor shall not be entitled to request, and the Company shall not be obligated to request the SEC to declare any registration (including any Demand Registration but not including Piggy-Back Registration) effective pursuant to this Section 2 with respect to any Registrable Securities that are subject to the transfer restrictions under the applicable Investor’s Lock-Up Agreement, as applicable.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement the Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, if during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a the Company initiated Registration (and provided that the Company has delivered written notice to the Investors prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective), (i) the Investors pursuant to this Agreement have requested an Underwritten Registration and (ii) (A) the Company and the Investors are unable to obtain the commitment of underwriters to firmly underwrite the offer or (B) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Investors a certificate signed by the Chairman of the Board or an executive officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (60) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act, including all financial statements or schedules, until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Reporting Obligations. As long as any Investors shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investors with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Investors pursuant to this Section 3.1.4.

3.1.5 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the prospectus included in the Registration Statement, the Company shall, subject to the receipt of the any customary documentation reasonably required from the applicable Investors in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investors, in connection with the aforementioned sales or transfers.

3.1.6 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and the Company shall take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Company of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Investors and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.7 State Securities Laws Compliance. The Company shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.8 Agreements for Disposition. To the extent required by any underwriting agreement or similar agreements, the Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. The Company shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that the Company may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.11 Opinions and Comfort Letters. The Company shall obtain from its counsel and accountants customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.12 Earnings Statement. The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its stockholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC).

3.1.13 Listing. The Company shall use its best efforts to cause all Registrable Securities that are shares of Company Class A Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Investors holding (as individual record owners or in street name) a majority-in-interest of the Registrable Securities included in such registration.

3.1.14 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.6(iv), or in the event of the Registration Statement or prospectus included therein containing a misstatement of material fact or omitting to state a material fact, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.6(iv) or until advised in writing that the use of the prospectus may be resumed.

3.3 Registration Expenses. Subject to Section 4, the Company shall bear all reasonable costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Short Form Registration effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.13; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.11); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by Investors holding (as individual record owners or in street name) a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, only if the Underwriters require the selling security holders and/or the Company to bear the expenses of the Underwriter following good faith negotiations, all selling security holders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by the Company or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. Subject to the provisions of this Section 4.1 below, the Company agrees to indemnify and hold harmless each Investor, and each Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, actions, damages or liabilities (collectively, “Losses”), whether joint or several, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration (provided, however, that the indemnification contained in this Section 4.1 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned); and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such Loss; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Investor or Investor Indemnified Party expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Subject to the provisions of this Section 4.2 below, each Investor selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement includes any Registrable Securities held by such selling Investor, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling Investor and each other Person, if any, who controls another selling Investor or such Underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Investor expressly for use therein (provided, however, that the indemnification contained in this Section 4.2 shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse the Company, its directors and officers, each Underwriter and each other selling Investor or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Loss. Each selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor in the applicable offering.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the Loss; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party if the Indemnifying Party provides notice of such to the Indemnified Party within thirty (30) days of the Indemnifying Party’s receipt of notice of such claim. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which shall not be unreasonably delayed or withheld), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any Loss referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Investor holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gives rise to such contribution obligation. Any contributions obligation of the Investors shall be several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

5. RULE 144 and 145.

5.1 Rule 144 and 145. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and 145 under the Securities Act, as such Rule 144 and 145 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Reserved.

6.2 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part without the written consent of the Investors holding (as individual record owners or in street name) at a majority-in-interest of the Registrable Securities held by all Investors. This Agreement and the rights, duties and obligations of Investors holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor which is permitted by such Investor’s Lock-Up Agreement, as applicable; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than the Indemnified Parties and/or persons entitled to contribution rights as expressly set forth in Section 4 and permitted assigns under this Section 6.2.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company to:	with a copy (which will not constitute notice) to:

PSQ Holdings, Inc. 250 S Australian Ave Suite 1300 West Palm Beach, FL 33401 Attn: Michael Seifert Email: michael@publicsq.com	Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue, NW Suite 900 Washington, D.C. 20001 Attn: Jonathan Talcott, Esq. Email: jon.talcott@nelsonmullins.com

If to an Investor, to: the address set forth below Investor’s name on the signature page to this Agreement.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to the Company by a Person receiving Registrable Securities in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the Note Purchase Agreement and the Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein, and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Note Purchase Agreement.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of the Company and Investors holding (as individual record owners or in street name) a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement (“Actions”) shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof)) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.9 shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9.

6.10 Termination of Note Purchase Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Note Purchase Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

the Company:

PSQ HOLDINGS, INC.

By:	/s/ Michael Seifert
Name:	Michael Seifert
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Investor:

Fountain Ripple V, LLC

/s/ W. Davis Pilot III
By: W. Davis Pilot III
Its: Manager

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

[Signature Page to Registration Rights Agreement]

Exhibit 10.3

NOTEHOLDER LOCK-UP AGREEMENT

THIS NOTEHOLDER LOCK-UP AGREEMENT (this “Agreement”), dated as of August 13, 2024 is made and entered into by and among PSQ Holdings, Inc., a Delaware corporation, (including any successor entity thereto, the “Company”) and the undersigned (“Holder”) to automatically take effect as of the Closing Date (the “Effective Date”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Note Purchase Agreement (as defined below).

WHEREAS, the Company and Holder have entered into that certain Note Purchase Agreement, dated as of August 13, 2024, pursuant to which, among other things, Holder will be issued a Note (as defined in the Note Purchase Agreement); and

WHEREAS, pursuant to the terms of the Note Purchase Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Shares (as defined in the Note Purchase Agreement) issuable upon conversion of the Notes in accordance with the terms thereof (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (A) the one (1) year anniversary of the date of the Closing, (B) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s Class A common stock for cash, securities or other property, or (C) an Optional Conversion Date (as defined in the Note) with respect to Shares issuable upon such Optional Conversion: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, (iii) engage in any short sales, including all such sales defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers or (iv) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), (iii) or (iv) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), (iii) or (iv), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, (II) by will or other testamentary document or intestate succession upon the death of Holder, (III) to any Permitted Transferee (as defined below), (IV) pursuant to a court order or settlement agreement or other domestic order related to the distribution of assets in connection with the dissolution of marriage or civil union, or (V) to the Company pursuant to any contractual arrangement in effect on the Effective Date that provides for the repurchase of shares of the Company’s Class A common stock in connection with the termination of the undersigned’s employment with or service to the Company; provided, however, that in any of cases (I), (II), (III) or (IV) above, it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder, (E) any affiliate of Holder, and (F) any nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (E) above. Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, the Holder may (a) exercise outstanding options, settle restricted stock units or other equity awards or exercise outstanding warrants that Holder owns and (b) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Restricted Securities (each such plan, a “Trading Plan”); provided that (1) such Trading Plans do not provide for the transfer of Restricted Securities during the Lock-Up Period and (2) no filing by any party under the Exchange Act or other public announcement will be required or made voluntarily in connection with such Trading Plan during the Lock-Up Period in contravention of this Agreement.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A NOTEHOLDER LOCK-UP AGREEMENT DATED AS OF AUGUST 13, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH NOTEHOLDER LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall not have any rights as a stockholder of the Company during the Lock-Up Period with respect to the Restricted Securities, including the right to vote any Restricted Securities, until the Holder receives any Conversion Shares pursuant to the Notes.

2. Registration Rights. If the Holder receives restricted securities (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) at the Closing or is an affiliate of the Company immediately after the Closing or a party who may be deemed to be an underwriter pursuant to Rule 145 under the Securities Act, the Holder will be entitled to registration rights (including demand and piggyback rights) pursuant to a registration rights agreement to be entered into at Closing substantially in the form attached to the Note Purchase Agreement as an exhibit.

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3. Miscellaneous.

(a) Reserved.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to Closing, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Company, and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

(c) Third Parties. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement (“Actions”) shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof)) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3(g). Nothing in this Section 3(d) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(E).

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(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity; (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (d) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (e) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (f) the term “or” means “and/or”; (g) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (h) except as otherwise indicated, all references in this Agreement to the word “Section” are intended to refer to Sections in this Agreement; and (i) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a person’s directors shall include any member of such person’s governing body and any reference in this Agreement to a person’s officers shall include any person filling a substantially similar position for such person. Any reference in this Agreement to a person’s shareholders or stockholders shall include any applicable owners of the equity interests of such person, in whatever form, including with respect to the Company and its stockholders under the Securities Act, the Exchange Act or DGCL, as then applicable, or its Governing Documents. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to: PSQ Holdings, Inc. 250 S. Australian Avenue Suite 1300 West Palm Beach, FL 33401 Attn: Michael Seifert Email: michael@publicsq.com with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW Suite 900
Washington, D.C. 20001
Attn: Jonathan Talcott, Esq.
Email: jon.talcott@nelsonmullins.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, the Company (and each of its copies for notices hereunder).

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(h) Amendments and Waivers. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Company and the Holder and, except as otherwise required by applicable Law, without further action by the stockholders of any party. The Company on behalf of itself and its affiliates may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-affiliated party hereto or (b) waive compliance by such other non-affiliated party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(i)  Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Note Purchase Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein.

(l) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement shall have the same validity and enforceability as an originally signed copy.

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IN WITNESS WHEREOF, the parties have executed this Noteholder Lock-Up Agreement as of the date first written above, to take effect as of the Effective Date.

Company:

PSQ Holdings, Inc.

By:	/s/ Michael Seifert
Name:	Michael Seifert
Title:	Chief Executive Officer

[Additional Signature on the Following Page]

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Holder:

Fountain Ripple V, LLC

/s/ W. Davis Pilot III
Name:	W. Davis Pilot III
Title:	Manager

Address for Notice:

Address:

Telephone Number:

Email Address:

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